EXHIBIT 10(B)
SECTION 906 CERTIFICATIONS


                           SECTION 906 CERTIFICATIONS

Ralph W. Bradshaw, Principal Executive Officer, and Gary A. Bentz, Principal Financial Officer, of the Progressive Return Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1)The Fund's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.



/S/ RALPH W. BRADSHAW                       /S/ GARY A. BENTZ
-----------------------------               -----------------------------
Ralph W. Bradshaw                           Gary A. Bentz
Chairman and President                      (Principal Financial Officer)
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.